Exhibit 10.22

                    Amendment No. 1 to Stock Option Agreement

      This Amendment No. 1, dated as of September 17, 1997 to the Stock Option Agreement dated as of October 20, 1992 with respect to 150,000 option shares at an exercise price of five dollars and sixty-six and one-half cents ($5.665) per share (the "Stock Option Agreement"), is entered into by and between Unilab Corporation, a Delaware corporation (the "Corporation") and Richard A. Michaelson (the "Option Holder").

      The Stock Option Agreement is hereby amended as follows:

      1. Section 1 is amended by deleting the final sentence thereof, with the effect of immediately vesting all Options.

      2. Section 3 is amended by (i) adding to the first sentence thereof, after the word "to" and before the word "a", the words "all or"; and (ii) deleting the following words from the beginning of the third sentence of the section: "Unless terminated earlier pursuant to Paragraph 6 hereof,", so that the sentence reads in its entirety as follows: "Any Option not exercised within such time shall terminate."

      3. Sections 6(a) and 6(b) are deleted in their entirety and replaced by the following: "Option Holder or his estate shall be entitled to exercise the Option through the Expiration Date notwithstanding termination of Option Holder's employment by the Corporation or Option Holder's death prior to the Expiration Date".

      4. Section 9 is hereby deleted in its entirety and replaced with the following:

            9. Mergers, Recapitalizations and Dissolutions. The "acquisition" of the Corporation by another entity shall cause each outstanding option to become an option to purchase shares of the acquiring entity, for the balance of the term of the option, at a price and for a number of shares as is consistent with the acquisition terms, notwithstanding any contrary provision in the Stock Option Program in accordance with which this option was granted. The "acquisition" of the Corporation by another entity shall be defined to be either a merger or consolidation with an acquiring entity (or subsidiary or affiliate thereof) in which the Corporation is not the surviving entity or in which the Corporation becomes a subsidiary of an acquiring entity; the sale of substantially all of the Corporation's assets; or the dissolution or liquidation of the Corporation.

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      Except as expressly provided above, the Stock Option Agreement shall remain in full force and effect.

      This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, other than its conflicts of laws provisions.

      OPTION HOLDER                             UNILAB CORPORATION



                                          By:
      --------------------------              ----------------------------------
Name: Richard A. Michaelson               Name:
                                          Title: